                                                                     EXHIBIT 5.1


                     Paul, Hastings, Janofsky & Walker LLP
                            555 South Flower Street
                      Los Angeles, California 90071-2371
                           Telephone (213) 683-6000
                           Facsimile (213) 627-0705


                                April 10, 1997

                                                                     16151.74007


Protein Polymer Technologies, Inc.
10655 Sorrento Valley Road
San Diego, California  92121

Ladies and Gentlemen:

          We are furnishing this opinion of counsel to Protein Polymer Technologies, Inc., a Delaware corporation (the "Company"), for filing as
Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of options (the "Options") pursuant to the Company's 1996 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase up to 250,000 shares (the "Shares") of its Common Stock, $.01 par value, and the issuance and sale of the Shares upon the exercise of the Options.

          We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

          Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion

Protein in Polymer Technologies, Inc.
April 10, 1997
Page 2

that: (1) the Options, when issued in the manner contemplated by the Registration Statement and in accordance with the Plan, will be validly issued; and (2) the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

          We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

          We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP